Exhibit 99.1

    AEP REPORTS 2006 SECOND-QUARTER EARNINGS AND INCREASES ONGOING GUIDANCE

     - 2006 second-quarter earnings: GAAP $0.44 per share, ongoing $0.44 per share

     - AEP increases 2006 ongoing earnings guidance range to between $2.65 and $2.80 per share from the previous range of between $2.50 and $2.70 per share

    COLUMBUS, Ohio, July 27  /PRNewswire-FirstCall/ --

                             AMERICAN ELECTRIC POWER
                         Preliminary, unaudited results

                                    2nd quarter ended June 30          6 months ended June 30
                                 ------------------------------    ------------------------------
                                   2005       2006     Variance      2005       2006     Variance
                                 --------   --------   --------    --------   --------   --------
Revenue ($ in billions)               2.8        2.9        0.1         5.9        6.0        0.1
Earnings ($ in millions):
               GAAP                   221        175        (46)        576        556        (20)
               Ongoing                237        172        (65)        578        550        (28)
EPS ($):
               GAAP                  0.58       0.44      (0.14)       1.48       1.41      (0.07)
               Ongoing               0.62       0.44      (0.18)       1.49       1.40      (0.09)

    EPS based on 384mm shares in Q2 2005, 394mm in Q2 2006, 389mm in 6 mo. 2005 and 394mm in 6 mo. 2006

    American Electric Power (NYSE: AEP) today reported 2006 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles
(GAAP), of $175 million, or $0.44 per share, compared with $221 million, or $0.58 per share, for second-quarter 2005.

    Ongoing earnings (earnings excluding special items) for second-quarter 2006 were $172 million, or $0.44 per share, compared with $237 million, or $0.62 per share, for second-quarter 2005.

    GAAP earnings were greater than ongoing earnings by $3 million for the quarter, primarily because of an adjustment on the sale of a discontinued asset. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

    "There are a number of positive factors that contributed to our performance in the quarter and support raising guidance for 2006," said Michael G. Morris, AEP's chairman, president and chief executive officer. "We're seeing increased revenue flowing through from the recently approved rate increases for several of our utilities in the East. We're benefiting from our success in gaining new power supply contracts with municipal and cooperative customers. And MEMCO, our barge subsidiary, is showing continued outstanding results.

    "With the recent spate of extremely hot weather across the nation, it may be difficult to remember that April and May, the first two months of the second quarter, were unseasonably mild across our eastern states, where more than 60 percent of our customers live and work," Morris said. "We were still able to record solid results for the quarter."

    Events impacting quarter-to-quarter comparisons were reduced off-system sales opportunities caused by AEP's May 2005 sale of its 630-megawatt interest in the South Texas Project (STP), a Texas nuclear plant that provided revenue in the 2005 quarter; unplanned outages at a number of plants to address a safety concern; the cessation of the Seams Elimination Charge Adjustment, or SECA, rates that contributed to earnings in 2005; and the recording of a provision for a potential refund related to those rates.

                                EARNINGS GUIDANCE

    AEP increased its ongoing earnings guidance range for 2006 to between $2.65 and $2.80 per share from the previous ongoing earnings guidance range of between $2.50 and $2.70 per share.

    "We've had a number of earnings positives and earnings negatives from our utility operations in the first six months," Morris said. "For instance, mild weather has softened earnings from retail sales, but better-than-anticipated off-system sales from our remaining generating fleet are ahead of the projections we made for the year.

    "And MEMCO is having an exceptional year," Morris said. "We expected MEMCO's earnings contribution to be solid, but results so far have been well ahead of our most optimistic projections. MEMCO is positioned to continue to benefit from a strong freight market, as both unit prices and volumes are up substantially.

    "These factors, when added to the revenue effects of a hotter-than-normal July through much of our service area, have caused us to increase our ongoing earnings guidance range," Morris said.

    In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

                       SUMMARY ONGOING RESULTS BY SEGMENT
                            $ in millions except EPS

                                   Q2 05      Q2 06    Variance    6 mo. 05   6 mo. 06   Variance
                                 --------   --------   --------    --------   --------   --------
Utility Operations                    262        160       (102)        605        525        (80)
     Ongoing EPS                     0.68       0.41      (0.27)       1.56       1.33      (0.23)
Investments                             1         15         14          13         30         17
     Ongoing EPS                     0.01       0.04       0.03        0.03       0.08       0.05
Parent Company                        (26)        (3)        23         (40)        (5)        35
     Ongoing EPS                    (0.07)     (0.01)      0.06       (0.10)     (0.01)      0.09
        Ongoing Earnings              237        172        (65)        578        550        (28)
        Ongoing EPS                  0.62       0.44      (0.18)       1.49       1.40      (0.09)

    EPS based on 384mm shares in Q2 2005, 394mm in Q2 2006, 389mm in 6 mo. 2005 and 394mm in 6 mo. 2006

    Ongoing earnings from Utility Operations decreased by $102 million during the second quarter of 2006 compared with the same period in 2005. Higher gross margins from retail sales, primarily from AEP's regulated integrated utilities in the west, and the benefit of increased rates were more than offset by lost transmission revenue and the sale of AEP's STP interest in 2005. Higher expenses were also recorded in the recently completed quarter than in the same period in 2005.

    AEP's MEMCO barge operations continue to benefit from favorable freight rates included in its 2006 contracts. MEMCO's strong performance was the primary factor in the $14 million improvement in Investments in the quarter when compared to the same period in 2005.

    Parent Company is favorable by $23 million in second-quarter 2006 when compared to the same period in 2005, primarily because of costs incurred in the prior year associated with the April 2005 $550 million bond buyback.

                     ONGOING RESULTS FROM UTILITY OPERATIONS
                            $ in millions except EPS

                                   Q2 05      Q2 06    Variance    6 mo. 05   6 mo. 06   Variance
                                 --------   --------   --------    --------   --------   --------
East Regulated Integrated
 Utilities                            465        471          6         989      1,035         46
Ohio Companies                        485        487          2         953      1,004         51
West Regulated Integrated
 Utilities                            232        272         40         410        467         57
Texas Wires                           113        121          8         213        227         14
Off-System Sales                      201        152        (49)        448        375        (73)
Transmission Revenue - 3rd
 Party                                104         49        (55)        205        151        (54)
Other Operating Revenue               114        121          7         257        256         (1)
     Utility Gross Margin           1,714      1,673        (41)      3,475      3,515         40
Operations & Maintenance             (745)      (801)       (56)     (1,478)    (1,528)       (50)
Depreciation & Amortization          (317)      (339)       (22)       (635)      (672)       (37)
Taxes Other Than Income Taxes        (170)      (186)       (16)       (356)      (373)       (17)
Interest Expense & Preferred
 Dividend                            (156)      (160)        (4)       (300)      (314)       (14)
Other Income & Deductions              49         43         (6)        178        153        (25)
Income Taxes                         (113)       (70)        43        (279)      (256)        23
     Utility Operations
      Ongoing Earnings                262        160       (102)        605        525        (80)
     Ongoing EPS                     0.68       0.41      (0.27)       1.56       1.33      (0.23)

    EPS based on 384mm shares in Q2 2005, 394mm in Q2 2006, 389mm in 6 mo. 2005 and 394mm in 6 mo. 2006

    Retail Sales - Results for second-quarter 2006 were higher than those in the same period in 2005, reflecting increased sales from the West Regulated Integrated Utilities and changes in the System Integration Agreement approved by the Federal Energy Regulatory Commission (FERC); the positive impact of the Ohio Companies' rate stabilization plan approved last year by the Public Utilities Commission of Ohio; the purchase of approximately 29,000 Ohio customers and related transmission and distribution assets from Monongahela Power, a subsidiary of Allegheny Energy, at the end of 2005; and implementation of a recently approved rate plan for Kentucky Power in the East Regulated Integrated Utilities. The West Regulated Integrated Utilities also benefited from increased sales to municipal and cooperative customers as a result of new power supply contracts and from favorable weather. Cooling degree-days in the West were 25 percent above normal in the quarter and 20 percent above the same period last year. The revised rate plans for the Ohio Companies and Kentucky Power and the acquisition in Ohio brought improved results from the Ohio Companies and East Regulated Integrated Utilities despite higher fuel costs and mild weather. Cooling degree-days in the East were 18 percent below normal for the quarter and 21 percent below last year.

    Off-System Sales - Gross margins from Off-System Sales for second-quarter 2006 were $49 million lower than in the same period in 2005 because of the sale of AEP's STP interests and an unplanned outage at the Oklaunion generating plant as well as lower margins from optimization activities. Stronger prices on physical sales in the East partially offset the impact of this reduced generating capacity.

    Transmission Revenues - The $55 million decrease in Transmission Revenues for second-quarter 2006, when compared to the same period in 2005, is the result of the cessation of SECA rates and a provision recorded in second- quarter 2006 related to potential SECA refunds pending settlement negotiations with various intervenors. The SECA rates, which ended on April 1, 2006, in various AEP jurisdictions in the East, were put into place in December 2004 by FERC to offset the loss of through-and-out rates brought by a change in the commission's authorized tariffs.

    Operations & Maintenance Expense - O&M expenses in second-quarter 2006 were $56 million higher than in the prior period, primarily because of increased expenses for plant outages, transmission and distribution, and property insurance. The plant outages expense includes an increase in planned outages when compared to the same period last year, as well as an increase in unplanned outages as detailed earlier in the news release. The increase in transmission expense is primarily because of amortization of fees for regional transmission organizations. The distribution increase reflects higher tree trimming and storm restoration costs as compared to 2005.

    Depreciation & Amortization - The increase in Depreciation & Amortization in the second quarter of 2006, when compared to the prior period, is primarily attributed to an increase in amortization expense at the Ohio Companies.

    Taxes, Other Than Income Taxes - The increase in second-quarter 2006, when compared with the same period in 2005, is primarily because of higher property taxes from increases in tax rates and property values.

    Interest Expense & Preferred Dividends - The increase in Interest Expense from the prior period is because of higher interest rates and new debt issuances.

    Other Income & Deductions - The decrease is because of lower interest income and lower carrying costs for the Ohio Companies in second-quarter 2006 as compared to the same period in 2005.

                                     WEBCAST

    American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 10 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call as well as visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

    The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.

    Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

    American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 36,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). American Electric Power, based in Columbus, Ohio, is celebrating its 100th anniversary in 2006.

    AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

    This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including membership in regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

                             American Electric Power
    Financial Results for 2nd Quarter 2006 Actual vs 2nd Quarter 2005 Actual

                                              2005 Actual            2006 Actual
                                          --------------------   --------------------
                                          ($ millions)   EPS     ($ millions)  EPS
                                          ------------ -------   ------------ -------
      UTILITY OPERATIONS:
       Gross Margin:
 1       East Regulated Integrated
          Utilities                           465                     471
 2       Ohio Companies                       485                     487
 3       West Regulated Integrated
          Utilities                           232                     272
 4     Texas Wires                            113                     121
 5     Off-System Sales                       201                     152
 6     Transmission Revenue - 3rd
        Party                                 104                      49
 7     Other Operating Revenue                114                     121
 8          Utility Gross Margin            1,714                   1,673
 9     Operations & Maintenance              (745)                   (801)
10     Depreciation & Amortization           (317)                   (339)
11     Taxes Other than Income Taxes         (170)                   (186)
12     Interest Exp & Preferred
        Dividend                             (156)                   (160)
13    Other Income & Deductions                49                      43
14    Income Taxes                           (113)                    (70)
15          Utility Operations Ongoing
             Earnings                         262        0.68         160        0.41

      INVESTMENTS:
16      AEPES                                  (1)                      2
17      Other                                   2                      13
18          Investments Ongoing Earnings        1        0.01          15        0.04
19      Parent Company Ongoing Earnings       (26)      (0.07)         (3)      (0.01)
20          ONGOING EARNINGS                  237        0.62         172        0.44

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

                             American Electric Power

                Financial Results for the 2nd Quarter 2006
              Reconciliation of Ongoing to Reported Earnings

                                                         2006
                                 ----------------------------------------------------
                                 Utility     Invest.    Parent     Total       EPS
                                 --------   --------   --------   --------   --------
                                                     ($ millions)
Ongoing Earnings                      160         15         (3)       172   $   0.44

Dispositions:
   Gain on Sale of UK
    Generation True-up Adj              -          3          -          3   $      -

Total Special Items                     -          3          -          3   $      -

Reported Earnings                     160         18         (3)       175   $   0.44

                  Financial Results for the 2nd Quarter 2005
                Reconciliation of Ongoing to Reported Earnings

                                                         2005
                                 ----------------------------------------------------
                                 Utility     Invest.    Parent     Total       EPS
                                 --------   --------   --------   --------   --------
                                                     ($ millions)
Ongoing Earnings                      262          1        (26)       237   $   0.62

Other:
   Severance                          (15)        (1)         -        (16)  $  (0.04)

Total Special Items                   (15)        (1)         -        (16)  $  (0.04)

Reported Earnings                     247          -        (26)       221   $   0.58

                             American Electric Power
                         Summary of Selected Sales Data
                             For Domestic Operations
                 (Data based on preliminary, unaudited results)

                                                  3 Months Ended June 30,
                                              ------------------------------
                                                2005       2006      Change
                                              --------   --------   --------
ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric
(in millions of kWh):
    Residential                                  9,956      9,590       -3.7%
    Commercial                                   9,573      9,440       -1.4%
    Industrial                                  13,480     13,716        1.8%
    Miscellaneous                                  638        625       -2.0%
    Total Domestic Retail (Exclds AEP
     C&I, ME SWEPCo, & Tx POLR) (a)             33,647     33,371       -0.8%
    AEP C&I, Mutual Energy SWEPCo, &
     Tx POLR                                       162        138      -14.8%
    Total Domestic Retail                       33,809     33,509       -0.9%

Wholesale - Domestic Electric
 (in millions of kWh): (b)                      11,745     10,822       -7.9%

Texas Wires Delivery
 (in millions of kWh):                           6,736      6,915        2.7%

EAST REGION WEATHER SUMMARY
 (in degree days):
Actual    - Heating (c)                            165        107      -35.1%
          - Cooling (d)                            288        228      -20.8%
Normal    - Heating (c)                                       175      -38.8% *
          - Cooling (d)                                       279      -18.4% *

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual    - Heating (c)                             26          5      -81.0%
          - Cooling (d)                            681        815       19.6%
Normal    - Heating (c)                                        33      -84.8% *
          - Cooling (d)                                       652       24.9% *

*    2006 Actual vs. Normal

(a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b) Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)  Heating Degree Days temperature base is 55 degrees

(d)  Cooling Degree Days temperature base is 65 degrees

                             American Electric Power
       Financial Results for YTD June 2006 Actual vs YTD June 2005 Actual

                                                    2005 Actual               2006 Actual
                                             ------------------------   -------------------------
                                             ($ millions)      EPS      ($ millions)       EPS
                                             ------------   ---------   ------------   ----------
     UTILITY OPERATIONS:
      Gross Margin:
 1      East Regulated Integrated
         Utilities                                    989                      1,035
 2      Ohio Companies                                953                      1,004
 3      West Regulated Integrated
         Utilities                                    410                        467
 4      Texas Wires                                   213                        227
 5      Off-System Sales                              448                        375
 6      Transmission Revenue - 3rd
         Party                                        205                        151
 7      Other Operating Revenue                       257                        256
 8         Utility Gross Margin                     3,475                      3,515

 9      Operations & Maintenance                   (1,478)                    (1,528)
10      Depreciation & Amortization                  (635)                      (672)
11      Taxes Other than Income Taxes                (356)                      (373)
12      Interest Exp & Preferred
         Dividend                                    (300)                      (314)
13      Other Income & Deductions                     178                        153
14      Income Taxes                                 (279)                      (256)
15         Utility Operations Ongoing
            Earnings                                  605        1.56            525         1.33

     INVESTMENTS:
16      AEPES                                           9                          1
17      Other                                           4                         29
18         Investments Ongoing Earnings                13        0.03             30         0.08

19      Parent Company Ongoing Earnings               (40)      (0.10)            (5)       (0.01)

20         ONGOING EARNINGS                           578        1.49            550         1.40

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

                             American Electric Power

                  Financial Results for Year-to-Date June 2006
                 Reconciliation of Ongoing to Reported Earnings

                                                        2006
                                ----------------------------------------------------
                                Utility    Invest.     Parent     Total       EPS
                                --------   --------   --------   --------   --------
                                                    ($ millions)
Ongoing Earnings                     525         30         (5)       550   $   1.40
Dispositions:
   Gain on Sale of UK
    Generation True-up Adj             -          6          -          6   $   0.01

Total Special Items                    -          6          -          6   $   0.01

Reported Earnings                    525         36         (5)       556   $   1.41

                  Financial Results for Year-to-Date June 2005
                 Reconciliation of Ongoing to Reported Earnings

                                                      2005
                                ----------------------------------------------------
                                Utility    Invest.     Parent     Total       EPS
                                --------   --------   --------   --------   --------
                                                    ($ millions)
Ongoing Earnings                     605         13        (40)       578   $   1.49

Dispositions:
   Gain on Sale of UK
    Generation True-up Adj             -         (4)         -         (4)  $  (0.01)
   CSW Int'l - SEEBOARD
    True-up Adj                        -          8          -          8   $   0.02
   Centrica Sharing from 2003         27          -          -         27   $   0.07

Other:
   AEPTCC Stranded Costs             (17)         -          -        (17)  $  (0.05)
   Severance                         (15)        (1)         -        (16)  $  (0.04)

Total Special Items                   (5)         3          -         (2)  $  (0.01)

Reported Earnings                    600         16        (40)       576   $   1.48

                             American Electric Power
                         Summary of Selected Sales Data
                             For Domestic Operations
                 (Data based on preliminary, unaudited results)

                                                   6 Months Ended June 30,
                                               ------------------------------
                                                 2005       2006      Change
                                               --------   --------   --------
ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric
(in millions of kWh):
   Residential                                   23,180     22,528       -2.8%
   Commercial                                    18,305     18,349        0.2%
   Industrial                                    26,253     26,937        2.6%
   Miscellaneous                                  1,284      1,214       -5.5%
   Total Domestic Retail (Exclds AEP
    C&I, ME SWEPCo, & Tx POLR) (a)               69,022     69,028        0.0%
   AEP C&I, Mutual Energy SWEPCo, &
    Tx POLR                                         390        206      -47.2%
   Total Domestic Retail                         69,412     69,234       -0.3%

Wholesale - Domestic Electric
 (in millions of kWh): (b)                       24,381     21,667      -11.1%

Texas Wires Delivery
 (in millions of kWh):                           12,254     12,461        1.7%


EAST REGION WEATHER SUMMARY
 (in degree days):
Actual    - Heating (c)                           1,939      1,563      -19.4%
          - Cooling (d)                             288        229      -20.4%
Normal    - Heating (c)                                      1,992      -21.6% *
          - Cooling (d)                                        282      -18.8% *

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual    - Heating (c)                             795        663      -16.6%
          - Cooling (d)                             701        858       22.3%
Normal    - Heating (c)                                      1,005      -34.0% *
          - Cooling (d)                                        669       28.2% *

*    2006 Actual vs. Normal

(a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b) Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)  Heating Degree Days temperature base is 55 degrees

(d)  Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power
     -0-                             07/27/2006
     /CONTACT: MEDIA, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or ANALYSTS, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of AEP/
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     /Web site:  http://www.aep.com
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